                                                                    EXHIBIT 25.1
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ________________________

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                  13-5266470
                                                  (I.R.S. employer
                                                  identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)           (Zip Code)


      AEGON N.V.         AEGON FUNDING CORP.           AEGON FUNDING CORP. II

            (Exact Name of Registrant as specified in its charter)

    The Netherlands               Delaware                  Delaware

        (State or other jurisdiction of incorporation or organization)

    Not Applicable                                  42-1489646                42-1489646
                  (I.R.S. Employer Identification Number)

Mariahoeveplein 50     Corporation Trust Center                 Corporation Trust Center
2591 TV The Hague      1209 Orange Street                       1209 Orange Street
The Netherlands        Wilmington, DE 19801                     Wilmington, DE 19801

            (Address of the Registrant's principal executive offices)

                                Debt Securities
                      (Title of the indenture securities)

Item 1.  General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          ----                                    -------
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.  Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1996 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                               __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 11th day of October, 2001.



                                               CITIBANK, N.A.

                                               By  s/John J. Byrnes
                                                   --------------------
                                                   John J. Byrnes
                                                   Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                            Thousands of dollars
Cash and balances due from
     depository institutions:
Noninterest-bearing balances
     and currency and coin.......................    $  9,584,000
Interest-bearing balances........................      17,387,000
Held-to-maturity securities......................               0
Available-for-sale securities....................      38,680,000
Federal funds sold and
     securities purchased under
     agreements to resell........................      14,143,000
Loans and leases held for sale...................      10,171,000
Loans and lease financing
     receivables:
     Loans and Leases, net of
     unearned income.............................     238,620,000
LESS: Allowance for loan and lease
     losses......................................       4,532,000
                                                     ------------
Loans and leases, net of unearned
     income, allowance, and reserve..............     234,088,000
Trading assets...................................      35,100,000
Premises and fixed assets
     (including capitalized leases)..............       3,911,000
Other real estate owned..........................         261,000
Investments in unconsolidated
     subsidiaries and associated
     companies...................................         862,000
Customers' liability to this bank
     on acceptances outstanding..................       1,160,000
Intangible assets: Goodwill......................       2,433,000
Intangible assets: Other intangible
     assets......................................       3,610,000
Other assets.....................................      20,791,000
                                                     ------------
TOTAL ASSETS.....................................    $392,181,000
                                                     ============

LIABILITIES
Deposits: In domestic offices....................    $ 73,813,000
Noninterest- bearing.............................      14,495,000
Interest- bearing................................      59,318,000
In foreign offices, Edge and
     Agreement subsidiaries,
     and IBFs....................................     208,338,000
Noninterest- bearing.............................      14,372,000
Interest- bearing................................     193,966,000
Federal funds purchased and securities
     sold under agreements
     to repurchase...............................      11,307,000
Demand notes issued to the
     U.S. Treasury...............................               0

Trading liabilities..............................      20,654,000
Other borrowed money (includes
     mortgage indebtedness and
     obligations under capitalized
     leases): ss.................................      21,841,000
Bank's liability on acceptances
     executed and outstanding....................       1,160,000
Subordinated notes and debentures................       8,675,000
Other liabilities................................      18,198,000
                                                     ------------
TOTAL LIABILITIES................................    $363,986,000
                                                     ------------
Minority interest in consolidated
Subsidiaries.....................................         211,000

EQUITY CAPITAL
Perpetual preferred stock and
     related surplus.............................               0
Common stock.....................................         751,000
Surplus..........................................      11,584,000
Undivided profits and capital
     reserves....................................      16,506,000
Accumulated net gains (losses)
     on cash flow hedges.........................        -857,000
Other equity capital components..................               0
                                                     ------------
TOTAL EQUITY CAPITAL.............................    $ 27,984,000
                                                     ------------
TOTAL LIABILITIES AND EQUITY
     CAPITAL.....................................    $392,181,000
                                                     ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS